UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

MSC.SOFTWARE CORPORATION

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Filed by MSC.Software Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: MSC.Software Corporation

Commission File No.: 001-08722

July 8, 2009

Employee “All Hands” Meeting Script

Slide 1: “Good morning everyone. I have important news to share with you today. This full presentation is available for download on the MSC internal “GO” site (our intranet).”

“Slide 2 provides important information for Investors and Stockholders relative to this presentation.”

MSC.Software Corporation will file a proxy statement with the SEC in connection with the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by MSC.Software Corporation are available free of charge by contacting Investor Relations by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

MSC.Software Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MSC.Software Corporation in connection with the merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be set forth the proxy statement described above. Additional information regarding these directors and executive officers is also included in MSC.Software Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from MSC.Software Corporation by contacting Investor Relations by mail at MSC.Software Corporation, Investor

Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

“Slide 3 is our cautionary statement regarding forward looking statements.”

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to MSC.Software Corporation on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither MSC.Software Corporation nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond MSC.Software Corporation’s control. These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. MSC undertakes no obligation (and expressly disclaims any such obligation)

to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to MSC.Software Corporation’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Slide 4: “Last night we entered into a definitive merger agreement to be acquired by an affiliate of the Symphony Technology Group. The total value of the transaction is approximately $360 million at the sale price of $7.63 per share.”

Slide 5: “The next step will be to meet certain conditions to closing. These conditions include stockholder approval as well as regulatory approval and certain other closing conditions. In advance of the stockholder meeting, we are preparing a preliminary proxy statement that will be filed with the SEC. The earliest we can mail a definitive proxy statement is 10 days after filing the preliminary proxy statement (which timing could be slowed down by SEC review). Following the SEC review, if any, we will print and mail the proxy statement to stockholders in advance of the stockholder meeting. For those of you who are stockholders we encourage you to read the proxy as it will provide you with important information about the transaction.”

Slide 6: “We anticipate that the closing of this transaction will take place near the end of the 3rd quarter (September 30) 2009. The practical effect of this transaction is that MSC will change from being a publicly traded company to being a privately held company, owned by Symphony and Elliott Associates.”

Slide 7: “Symphony Technology Group is a private equity group that makes investments in or acquires technology companies where they see significant potential.”

Slide 8: “Going private means that our stock will no longer trade on Nasdaq or any other public trading market. Instead the stock is owned by a small group of investors. It’s common for debt to be used to finance these types of transactions.

Slide 9: “This transaction benefits the stockholders because they will be entitled to receive $7.63 in cash for each share that they own. As a private company, MSC will be able to operate more efficiently because we will not be subject to the additional financial reporting requirements and resulting quarterly expectations of public companies. In turn, this will allow MSC to focus on long term growth.”

Slide 10: “After a long and thorough examination of MSC’s strategic alternatives, the Board came to the conclusion that this transaction is in the best interest of stockholders and will provide excellent opportunities for our employees and customers.”

Slide 11: “In keeping with their fiduciary responsibility, the Board evaluated a number of strategic alternatives.”

Slide 12: “We understand that all of you are concerned about how this transaction will affect your job security. Since we are being acquired by a private equity firm, and MSC’s technology and people will be unique to the Symphony family of companies, we expect that many employees’ jobs will be preserved.”

Slide 13: “Following the close of this transaction MSC will be controlled by new owners. The manner in which they determine equity participation is undetermined, however we do anticipate that certain key employees will receive an opportunity for equity participation.”

Slide 14: “At the effective time of the Merger, each equity award (including options to purchase Company Stock and stock units) will be converted into the right to receive an amount in cash equal to $7.63 less, in the case of options, the applicable exercise price of the option, which cash amount will be paid in accordance with the vesting schedule of the original equity award, including any acceleration of vesting as a result of the Merger. Stock options (vested and unvested) with exercise prices at or above $7.63 will be cancelled as they have no value.”

Slide 15: “Stock that you own must be exchanged with the appropriate exchange agent after the closing of the transaction to receive merger consideration. Upon completion of the transaction you will be entitled to receive $7.63 per share for any stock you own. Instructions will be provided at the appropriate time.”

Slide 16: “Upon completion of the transaction, Symphony will take over ownership and operation of MSC and will determine the executive team. Until that time the current MSC executive team will remain in place.”

Slide 17: “We appreciate that there are many questions on behalf of our valued employees. Will the MSC name change? Will our offices change? Will our products and strategy change? These and many other decisions will be made by Symphony after the closing of the transaction. Until that time, none of these things will change.”